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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                   (Mark One)
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report January 30, 2001


                         Commission file number 0-25135

                                 REDDING BANCORP
             (Exact name of Registrant as specified in its charter)

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
                       California                                                    94-2823865
(State or other jurisdiction of incorporation or organization)           (I.R.S. Employer Identification No.)
                  1951 Churn Creek Road

                     Redding, Bancorp                                                  96002
          (Address of principal executive offices)                                   (Zip Code)
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       Registrant's telephone number, including area code: (530) 224-3333

        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:
                      Common Stock, no par value per share

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the
       Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]



   Indicate the number of shares outstanding of each of the issuer's class of common stock, as of the latest practicable date. January 30, 2001 = 2,884,181


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           Item 5. Other Events

           Press release for the following (article attached):

           Redding Bancorp, parent company of Redding Bank of Commerce announces 10% in 2000 Earnings.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              /s/ Linda J. Miles

                              By: Linda J. Miles
                              Executive Vice President & Chief Financial Officer


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[LOGO OF REDDING BANCORP]

REDDING BANCORP (RDDB)
COMPANY PRESS RELEASE


                                           FOR INFORMATION CONTACT:
                                      RUSSELL L. DUCLOS, PRESIDENT & CEO
                                           PHONE (530) 224-7326, OR
                                   LINDA J. MILES, CHIEF FINANCIAL OFFICER
                                             PHONE (530) 224-7318
                                         WWW.REDDINGBANKOFCOMMERCE.COM

FOR IMMEDIATE RELEASE:
----------------------

REDDING BANCORP, PARENT COMPANY OF REDDING BANK OF COMMERCE
ANNOUNCES 10% INCREASE IN 2000 EARNINGS

--------------------------------------------------------------------------------

REDDING, CALIFORNIA, JANUARY 26, 2001/ PRNEWSWIRE-- Russell L. Duclos, President & CEO of Redding Bancorp, Parent Company of Redding Bank of Commerce today announced net income of $4,812,000 or $1.59 per diluted share, for the year ended December 31, 2000, a 10% increase over 1999 net income of $4,370,000 or $1.38 per diluted share. Net income for the fourth quarter 2000 was $1,182,000 or $.40 per diluted share, compared with net income of $1,180,000 or $.36 per diluted share for the fourth quarter of 1999.

Net interest income of $11,455,000 for the year ended December 31, 2000 reflected a 5.7% increase or $619,000, compared with $10,836,000 for the same period in the prior year. The increase in net interest income was primarily attributed to increases in the volume of average interest-earning assets, $222 million at December 31, 2000 compared to $210 million for the comparable period a year ago. The improvement in net interest income reflects a volume increase in loans centered in commercial real estate and commercial financial portfolios, partially offset by a higher cost of funding.

Total assets increased approximately 10% to $255,107,000 at year-end compared with $232,008,000 at December 31, 1999. Total deposits increased to $218,036,000 at December 31, 2000, compared with $198,323,000 at December 31, 1999.

A cash dividend of $.59 per share and a stock dividend of 10% was paid on October 22, 2000. This is the twelfth consecutive year a cash dividend has been paid, and is a 7% increase over the 1999 dividend. Basic earnings per share are $1.67 at December 31, 2000 compared to $1.49 at December 31, 1999, a 13% increase.

Redding Bancorp's return on average common equity was 17.95% for 2000, compared with 17.60% in 1999. Return on average assets was 1.98%, compared to 1.91% at December 31, 1999.

Non-performing loans as a percentage of total loans-receivable were 0.41% at December 31, 2000, compared with 0.35% at December 31, 1999. Annualized net charge-offs were 0.08% at December 31, 2000 compared to 0.24% at December 31, 1999.


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Redding Bancorp, located in Redding California is a bank holding company that owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on October 22, 1982. Redding Bank of Commerce has three full service offices. Two in Redding, California and one in Roseville, California.

                                 REDDING BANCORP
                             SELECTED FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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
                                                  FOR THE                                                 FOR THE
                                            THREE MONTHS ENDED                                          YEARS ENDED
                                                 (UNAUDITED)

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                                                 12/31/00             12/31/99             12/31/00             12/31/99
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
Interest Income:
  Net Interest Income                             $ 2,929              $ 2,823             $ 11,455             $ 10,835
  Provision for Loan Losses                            86                   70                  142                  120
                                                  -------              -------             --------             --------
  Net Interest Income after
     Provision for Loan Losses                      2,843                2,753               11,313               10,715

Noninterest Income:
  Service Charges                                      48                   51                  214                  251
  Credit Card service income, net                     468                  486                1,875                1,882
  Other Income                                        170                  164                  778                  715
  Net loss (gain) on sale of
     securities available for sale                     (0)                 (57)                 (59)                 (58)
                                                  -------              -------             --------             --------
     Total Operating Income                           686                  644                2,808                2,790

Noninterest Expense:
  Salaries and related benefits                       959                  920                3,753                3,805
  Net occupancy & equipment expense                   250                  238                  985                  924
  Data Processing & Professional Fees                  71                   94                  465                  504
  Other Expenses                                      346                  262                1,255                1,201
                                                  -------              -------             --------             --------
      Total Other Expenses                          1,626                1,514                6,458                6,434

Income before taxes                                 1,903                1,883                7,663                7,071
  Income Tax Provision                                721                  703                2,851                2,701
                                                  -------              -------             --------             --------
            Net Income                            $ 1,182              $ 1,180             $  4,812             $  4,370
                                                  =======              =======             ========             ========

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KEY FINANCIAL RATIO'S                            12/31/00             12/31/99             12/31/00             12/31/99
-------------------------------------------------------------------------------------------------------------------------

Net earnings per share- basic                       $0.42                $0.40               $ 1.68               $ 1.49

Net earnings per share- diluted                     $0.40                $0.36               $ 1.59               $ 1.38

Net Interest Margin                                                                            5.16%                5.15%

Return on Average Equity                                                                      17.95%               17.60%
Return on Average Assets                                                                       1.98%                1.91%

Operating Efficiency                                                                          48.97%               47.22%

Total Assets                                                                           $255,107,000         $232,008,000
Loans Receivable, net of allowances                                                     191,322,000          169,846,000
Deposits                                                                                218,036,000          198,323,000
Shareholder's Equity                                                                     28,754,000           26,059,000
Book Value per share                                                                         $ 9.97                $9.86

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